UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2021

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-38964	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – no par value	SMIT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective October 22, 2021, Steven Strom tendered his resignation from the Board of Directors (the “Board”) of Schmitt Industries, Inc. (the “Registrant”). Mr. Strom’s resignation was not the result of any disagreements with the Company on any matters relating to its operations, policies or practices.

(d) Effective October 22, 2021, the Board of Schmitt Industries, Inc. appointed Alex Zyngier to the Board. Mr. Zyngier’s initial term as director will expire at the Registrant’s 2021 Annual Meeting of Shareholders at which time it is expected that he will be a director nominee. Mr. Zyngier has been appointed to serve on the Board’s Audit, Compensation, and Nominating Committees.

There are no transactions in which Mr. Zyngier has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Zyngier will be entitled to receive the regular compensation paid to the Registrant’s non-employee directors as fixed by the Board from time-to-time.

A copy of the press release announcing the appointment of Mr. Zyngier to the Board is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release entitled “Schmitt Industries Appoints Alex Zyngier to its Board”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

October 22, 2021	By:	/s/ Michael R. Zapata
Name: Michael R. Zapata
Title: Chief Executive Officer and President